                               CERTIFICATE OF AMENDMENT

                                          OF

                             CERTIFICATE OF INCORPORATION

                                          OF

                                   VALUE LINE, INC.

                  UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW


    The following Amendment to the Certificate of Incorporation was authorized by a vote of the Board of Directors on July 19, 1989 and adopted by the shareholders on October 5, 1989.

    1. The name of the corporation (the "Corporation") under which this Corporation was formed is Eulav Services, Inc.

    2. The Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State on October 29, 1982.

    3. The Certificate of Incorporation of the Corporation is hereby amended to effect certain changes authorized by Section 402 of the Business Corporation Law relating to Directors liability.

    4. The Certificate of Incorporation is hereby amended by adding after Article "EIGHTH" of the Certificate of Incorporation Article "NINTH" of the Certificate of Incorporation which shall read as follows:

    "NINTH:   No Director of the Corporation shall be personally liable to the
Corporation or its shareholders for damages for any breach of duty in such capacity, except for gross negligence and to the extent that such elimination or limitation of liability is expressly prohibited by the Business Corporation Law of the State of New York. No amendment, modification or repeal of this Article shall adversely affect any right or protection of any director that exists at the time of such amendment, modification or repeal."

    IN WITNESS WHEREOF, I have made and signed this certificate this 24th day of October, 1989 an I affirm the statements contained therein are true under penalties of perjury.



                                  By: /s/Thomas J. Sexton
                                     ---------------------------------
                                     Thomas J. Sexton - Vice President


                                  By: /s/Rodd M. Baxter
                                     ---------------------------------
                                     Rodd M. Baxter - Secretary




                                         100